Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS THIRD QUARTER 2014 RESULTS

- Net sales $67.97 million

- Total sales increased 10.1%

- Adjusted EBITDA of $1.22 million

CARSON, California, November 3, 2014 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the third quarter ended September 27, 2014 (“Q3 2014”) of $67.97 million compared with the third quarter ended September 28, 2013 (“Q3 2013”) of $61.72 million, an increase of 10.1% from Q3 2013. Q3 2014 net loss was $2.49 million, or $0.08 per share, compared with Q3 2013 net loss of $1.40 million, or $0.04, per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense and restructuring costs) of $1.22 million for Q3 2014 compared to $1.76 million for Q3 2013. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“We are pleased with our second consecutive quarter of double digit revenue growth and with the recent AutoMD investment which will help further grow and establish AutoMD as the preferred source of vehicle repair information for millions of consumers." - stated, Shane Evangelist, Chief Executive Officer of U.S. Auto Parts.
Q3 2014 Financial Highlights

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Net sales increased to $67.97 million for Q3 2014 compared to $61.72 million for Q3 2013. Our Q3 2014 net sales consisted of online sales, representing 91.4% of the total (compared to 90.1% in Q3 2013), and offline sales, representing 8.6% of the total (compared to 9.9% in Q3 2013). The net sales increase was primarily due to an increase of $6.51 million, or 11.7%, in online sales. The sales channels growth is the result of a $2.94 million, or 6.7%, increase in our e-commerce sales channels and a $3.37 million, or 30.8%, increase in our online marketplaces. The $2.94 million increase in our e-commerce sales channels was driven by a 17.6% increase in conversion partially offset by a 9.0% decrease in traffic and 0.9% decline in average order value. The $3.37 million increase in our online marketplaces was driven by a 29.3% increase in orders.

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Gross profit increased by $0.51 million, or 2.8%, in Q3 2014 compared to Q3 2013. Gross margin rate decreased 1.9% to 27.1% in Q3 2014 compared to 29.0% in Q3 2013 was primarily due to our competitive pricing strategies for our private label and branded product which drove strong sales growth.

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Marketing expense was $10.28 million, or 15.1%, of net sales in Q3 2014, up from $9.39 million, or 15.2%, of net sales in Q3 2013. Online advertising expense, which includes catalog costs, was $4.46 million, or 7.2%, of online sales for Q3 2014, compared to $4.00 million, or 7.2%, of online sales for Q3 2013. The increase in online spend of 11.5% for Q3 2014 compared to Q3 2013 was due to greater spend across commercial and search engine websites which resulted in higher sales. Marketing expense, excluding online advertising, was $5.82 million, or 8.6%, of net sales for Q3 2014, compared to $5.39 million, or 8.7%, of net sales for Q3 2013. The increase was primarily due to higher labor costs of $0.35 million.

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General and administrative expense was $3.76 million, or 5.5%, of net sales in Q3 2014, down from $4.26 million, or 6.9%, of net sales in Q3 2013. The decrease of $0.50 million, or 11.7%, for Q3 2014 compared to Q3 2013, was primarily due to lower overhead, wages, and depreciation and amortization expense.

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Fulfillment expense was $5.26 million, or 7.7%, of net sales in Q3 2014 compared to $4.22 million, or 6.8%, of net sales in Q3 2013. The increase of $1.04 million was primarily due to increased variable wages related to a higher volume of inventory receipts as the Company built-up inventory levels to accommodate continued revenue growth.

•	Technology expense was flat in Q3 2014 compared to Q3 2013. Technology expense was $1.23 million, or 1.8%, of net sales in Q3 2014, compared to $1.20 million, or 2.0%, of net sales in Q3 2013.

•	Capital expenditures for Q3 2014 were $1.26 million compared with $1.86 million in Q3 2013.

•
Cash and cash equivalents and investments were $1.29 million and total debt under our revolver was $10.87 million as of September 27, 2014 compared to $1.19 million and $8.30 million as of September 28, 2013.

Q3 2014 Operating Metrics

	Q3 2014	Q3 2013	Q2 2014	Q1 2014
Conversion Rate [1]	1.67%	1.42%	1.76%	1.61%
Customer Acquisition Cost [1]	$7.14	$7.45	$7.11	$6.96
Marketing Spend (% Online Sales) [1]	7.2%	7.2%	7.1%	7.2%
Unique Visitors (millions) [1]	29.4	32.3	30.8	30.3
Number of Orders - E-commerce only (thousands)	491	459	541	488
Number of Orders - Online Marketplace (thousands)	243	188	291	264
Total Number of Internet Orders (thousands)	734	647	832	752
Revenue Capture (% Sales) [2]	83.9%	83.2%	85.6%	84.9%
Average Order Value - E-commerce only	$113	$114	$113	$107
Average Order Value - Online Marketplace	$65	$65	$64	$65
Average Order Value - Total Internet Orders	$97	$100	$96	$92

1	Excludes online marketplaces and media properties (e.g. AutoMD).
2
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Non-GAAP Financial Measures
Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs.
The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.
Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.
This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Consolidated
Net loss	$(2,494)	$(1,399)	$(4,473)	$(14,309)
Interest expense, net	283	285	774	696
Income tax provision	15	1	68	91
Amortization of intangibles	106	86	316	299
Depreciation and amortization	2,213	2,472	6,833	9,736
EBITDA	123	1,445	3,518	(3,487)
Share-based compensation	686	315	1,691	1,065
Impairment loss on property and equipment	—	—	—	4,832
Impairment loss on intangible assets	—	—	—	1,245
Inventory write-down related to Carson closure	—	—	478	—
Restructuring costs	410	—	1,035	723
Adjusted EBITDA	$1,219	$1,760	$6,722	$4,378

Conference Call
The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, November 3, 2014. Participants may access the call by dialing 877-407-9039 (domestic) or 201-689-8470 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company's website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through November 17, 2014. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 13593250.
About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net .
U.S. Auto Parts is headquartered in Carson, California.
Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.
Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	September 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,255	$818
Short-term investments	39	47
Accounts receivable, net of allowances of $258 and $213 at September 27, 2014 and December 28, 2013, respectively	3,958	5,029
Inventory	44,816	36,986
Other current assets	3,052	3,234
Total current assets	53,120	46,114
Property and equipment, net	17,321	19,663
Intangible assets, net	1,822	1,601
Other non-current assets	1,421	1,804
Total assets	$73,684	$69,182
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,715	$19,669
Accrued expenses	6,902	5,959
Revolving loan payable	10,869	6,774
Current portion of capital leases payable	209	269
Other current liabilities	3,982	3,682
Total current liabilities	43,677	36,353
Capital leases payable, net of current portion	9,392	9,502
Deferred income taxes	321	335
Other non-current liabilities	1,854	2,126
Total liabilities	55,244	48,316
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at September 27, 2014 and December 28, 2013	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 33,542 and 33,352 shares issued and outstanding at September 27, 2014 and December 28, 2013, respectively	34	33
Additional paid-in-capital	170,969	168,693
Common stock dividend distributable	61	60
Accumulated other comprehensive income	395	446
Accumulated deficit	(153,023)	(148,370)
Total stockholders’ equity	18,440	20,866
Total liabilities and stockholders’ equity	$73,684	$69,182

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$67,965	$61,724	$212,940	$195,018
Cost of sales (1)	49,551	43,817	153,405	138,360
Gross profit	18,414	17,907	59,535	56,658
Operating expenses:
Marketing	10,278	9,385	31,356	31,762
General and administrative	3,762	4,261	12,532	13,626
Fulfillment	5,256	4,217	15,351	14,589
Technology	1,228	1,204	3,640	4,035
Amortization of intangible assets	106	86	316	299
Impairment loss on property and equipment	—	—	—	4,832
Impairment loss on intangible assets	—	—	—	1,245
Total operating expenses	20,630	19,153	63,195	70,388
Loss from operations	(2,216)	(1,246)	(3,660)	(13,730)
Other income (expense):
Other income, net	24	135	39	214
Interest expense	(287)	(287)	(784)	(702)
Total other expense, net	(263)	(152)	(745)	(488)
Loss before income taxes	(2,479)	(1,398)	(4,405)	(14,218)
Income tax provision	15	1	68	91
Net loss	(2,494)	(1,399)	(4,473)	(14,309)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	23	6	19	31
Net unrecognized losses on derivative instruments	(48)	—	(70)	—
Unrealized gains on investments	—	2	—	4
Total other comprehensive income (loss)	(25)	8	(51)	35
Comprehensive loss	$(2,519)	$(1,391)	$(4,524)	$(14,274)
Basic and diluted net loss per share	$(0.08)	$(0.04)	$(0.14)	$(0.44)
Shares used in computation of basic and diluted net loss per share	33,532	33,218	33,459	32,493

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 27, 2014	September 28, 2013
Operating activities
Net loss	$(4,473)	$(14,309)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	6,833	9,736
Amortization of intangible assets	316	299
Impairment loss on property and equipment	—	4,832
Impairment loss on intangible assets	—	1,245
Deferred income taxes	60	109
Share-based compensation expense	1,691	1,065
Stock awards issued for non-employee director service	—	31
Amortization of deferred financing costs	61	61
Gain from disposition of assets	(21)	(39)
Changes in operating assets and liabilities:
Accounts receivable	1,071	2,536
Inventory	(7,830)	2,550
Other current assets	106	475
Other non-current assets	(9)	142
Accounts payable and accrued expenses	2,869	(10,303)
Other current liabilities	227	(864)
Other non-current liabilities	(191)	515
Net cash provided by operating activities	710	(1,919)
Investing activities
Additions to property and equipment	(4,292)	(6,679)
Proceeds from sale of property and equipment	27	42
Cash paid for intangible assets	(200)	—
Purchases of marketable securities and investments	(746)	(4)
Proceeds from sale of marketable securities and investments	745	—
Purchases of company-owned life insurance	—	(106)
Net cash used in investing activities	(4,466)	(6,747)
Financing activities
Borrowings from revolving loan payable	14,233	16,667
Payments made on revolving loan payable	(10,138)	(24,590)
Proceeds from sale leaseback transaction	—	9,584
Proceeds from issuance of Series A convertible preferred stock	—	6,017
Payment of issuance costs from Series A convertible preferred stock	—	(847)
Proceeds from issuance of common stock	—	2,235
Payment of issuance costs from common stock	—	(223)
Payments on capital leases	(170)	(126)
Proceeds from exercise of stock options	265	22
Net cash provided by financing activities	4,190	8,739
Effect of exchange rate changes on cash	3	(4)
Net change in cash and cash equivalents	437	69
Cash and cash equivalents, beginning of period	818	1,030
Cash and cash equivalents, end of period	$1,255	$1,099
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$801	$848
Property acquired under capital lease	—	322
Unrealized gain on investments	70	4
Supplemental disclosure of cash flow information:
Cash received during the period for income taxes	$34	$32
Cash paid during the period for interest	(744)	(628)

Investor Contacts:
Mike Yoshida, Interim Chief Financial Officer
U.S. Auto Parts Network, Inc.
myoshida@usautoparts.com
(424) 702-1455 x592